EXHIBIT 31.2

CERTIFICATIONS

I, Robert A. Schriesheim, certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q of Sears Holdings Corporation; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 26, 2016

/s/ Robert A. Schriesheim
Robert A. Schriesheim
Executive Vice President and Chief Financial Officer
Sears Holdings Corporation